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                                                                     EXHIBIT 3.1

                         CERTIFICATE OF INCORPORATION
                                      OF
                        COMCAST CELLULAR HOLDINGS INC.


               FIRST: The name of the corporation is:

                           Comcast Cellular Holdings, Inc.

               SECOND: The address of its registered office in the State of Delaware is: 1105 N. Market Street, Suite 1219, Wilmington, New Castle County, Delaware, 19801. The name of its registered agent at such address is: COMCAST DELAWARE SERVICES, INC.

               THIRD: The nature of the business or purposes to be conducted or promoted is:

               To have unlimited power to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

               FOURTH: The total number of shares of stock of all classes which the Corporation shall have authority to issue is 10,001,000, consisting of 1000 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 10,000,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock").

               The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time.

               FIFTH: The name and mailing address of the incorporator is as follows:

            Name                       Address
            ----                       -------

            Robert E. Shema            1500 Market Street
                                       35th Floor
                                       Philadelphia, PA 19102


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               SIXTH: In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to make, alter or repeat the Bylaws of the corporation.

               SEVENTH: Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

               EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor of stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 or Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

               NINTH: A director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this shall not exempt a director from liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which a director derived an improper personal benefit. In the case of any change in Delaware law which expands the liability of directors, the limited liability of directors shall continue as theretofore to the extent permitted by law; in the case of any change in Delaware law which permits the corporation, without the requirement of any further action by the stockholders or directors of the corporation, to limit further the liability of directors, then such liability thereupon shall be so limited to the extend permitted by law.

               IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of March, 1997.



                                             /s/   Robert E. Shema
                                             ---------------------------
                                             Robert E. Shema
                                             Sole Incorporator


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                   CERTIFICATE OF DESIGNATIONS, PREFERENCES
                    AND RIGHTS OF SERIES A PREFERRED STOCK
                                      OF
                        COMCAST CELLULAR HOLDINGS, INC.

            Pursuant to Section 151 of the General Corporation Law
                           of the State of Delaware


               We, the undersigned, John R. Alchin, Senior Vice President and Treasurer, and Stanley Wang, Secretary, of Comcast Cellular Holdings, Inc., a Delaware corporation (hereinafter called the "Corporation"), pursuant to the provisions of Sections 103 and 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designations and do hereby state and certify that pursuant to the authority expressly vested in the Board of Directors of the Corporation by the Certificate of Incorporation, the Board of Directors duly adopted the following resolution:

               RESOLVED, that, pursuant to Article Fourth of the Certificate of Incorporation (which authorizes 10,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"), the Board of Directors hereby fixes the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of a series of Preferred Stock.

               RESOLVED, that each share of such series of Preferred Stock shall rank equally in all respects and shall be subject to the following provisions:

               (1) Number and Designation. 5,200,000 shares of the Preferred Stock of the Corporation shall be designated as Series A Preferred Stock (the "Series A Preferred Stock").

               (2) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, dissolution and winding up, rank prior to all classes of the Corporation's common stock, $.01 par value ("Common Stock") and prior to any series of Preferred Stock that explicitly states that it shall rank junior to the Series A Preferred Stock with respect to dividend rights, or rights on liquidation, dissolution and winding up. All equity securities of the Corporation to which the Series A Preferred Stock ranks prior (whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise), including the Common Stock, are collectively referred to herein as the "Junior Securities." All equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity (whether with respect to dividends or upon liquidation, dissolution or winding up) are collectively referred to herein as the "Parity Securities." The respective definitions of Junior Securities and Parity Securities shall also include any rights or options exercisable for or convertible into any of the Junior Securities and Parity Securities, as the case may be. The Series A Preferred Stock shall be subject to the creation of Junior Securities and Parity Securities.

               (3) Dividends. (a) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cash dividends (or, to the extent permitted by paragraph 3(b), dividends in kind) at the annual rate of $12 par share. Such dividends shall be payable in arrears in equal amounts semi-annually on May 1 and November 1 of each year (unless such day is not a business day, in which event on the next succeeding business day)


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(each of such dates being a "Dividend Payment Date" and each such semi-annual period being a "Dividend Period"). Such dividends shall be cumulative from the date of issue (except that dividends on Additional Shares (as defined below) shall accrue from the date such Additional Shares are issued), whether or not in any Dividend Period or Periods there shall be funds of the Corporation legally available for the payment of such dividends. Each such dividend shall be payable to the holders of record of shares of the Series A Preferred Stock, as they appear on the stock records of the Corporation as the close of business on such record dates, not more than 60 days or less than 10 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time, without reference to any Dividend Payment Date, to holders of record on such date, not more than 45 days preceding the payment date thereof, as may be fixed by the Board of Directors.

               (b) At the option of the Corporation, by declaration of the Board of Directors, dividends may be paid, in additional shares of Series A Preferred Stock (the "Additional Shares") instead of cash, out of funds legally available for the payment of dividends, for any or all Dividend Periods through and including May 1, 2007. To the extent dividends are paid in Additional Shares, such Additional Shares shall be valued at $100 per share with a liquidation value of $100 per share. Holders of such Additional Shares shall be entitled to receive dividends payable at the rates specified in the next preceding paragraph, subject to the option of the Corporation to pay such dividends in Additional Shares as permitted by this paragraph (3)(b).

               (c) The amount of dividends payable for each full Dividend Period for the Series A Preferred Stock shall be computed by dividing the annual dividend rate by two. The amount of dividends payable for the initial Dividend Period, or any other period shorter or longer than a full Dividend Period, on the Series A Preferred Stock shall be computed on the basis of twelve 30-day months and a 360-day year. Holders of shares of Series A Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears; provided that if dividends are not paid in full in either cash or Additional Shares on any Dividend Payment Date, dividends will cumulate as if dividends had been paid in Additional Shares and such Additional Shares were outstanding for succeeding Dividend Periods.

               (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends, except as described in the next succeeding sentence, shall be declared or paid or set apart for payment on Parity Securities, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Stock for all Dividend
Periods terminating on or prior to the date of payment of the dividend on such Parity Securities. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon shares of the Series A Preferred Stock and all dividends declared upon any other Parity Securities shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Stock and accumulated and unpaid on such Parity Securities.

               (e) So long as any shares of the Series A Preferred Stock are outstanding, no dividends (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of,


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Junior Securities) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Securities, nor shall any Junior Securities be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of an employee incentive or benefit plan of the Corporation or any subsidiary) (all such dividends, distributions, redemptions or purchases being hereinafter referred to as a "Junior Securities Distribution") for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation, directly or indirectly (except by conversion into or exchange for Junior Securities), unless in each case (i) the full cumulative dividends on all outstanding shares of the Series A Preferred Stock and any other Parity Securities shall have been paid or set apart for payment for all past Dividend Periods with respect to the Series A Preferred Stock and all past dividend periods with respect to such Parity Securities and (ii) sufficient funds shall have been paid or set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Stock and the current dividend period with respect to such Parity Securities.

               (4) Liquidation Preferences. (a) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any payment or distribution of the assets of the Corporation (whether capital or surplus) shall be made to or set apart for the holders of Junior Securities, the holders of the shares of Series A Preferred Stock shall be entitled to receive $100 per share of Series A Preferred Stock plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon on the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If , upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation, or proceeds thereof, distributable among the holders of the shares of Series A Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any Parity Securities, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of Series A Preferred Stock and any such other Parity Securities ratably in accordance with the respective amounts that would be payable on such shares of Series A Preferred Stock and any such other stock if all amounts payable thereon were paid in full. For purposes of this paragraph (4), (i) a consolidation or merger of the Corporation with one or more corporations or (ii) a sale or transfer of all or substantially all of the Corporation's assets, shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Corporation.

               (b) Subject to the rights of the holders of any Parity Securities, after payment shall have been made in full to the holders of the Series A Preferred Stock, as provided in this paragraph (4), any other series or class or classes or Junior Securities shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Stock shall not be entitled to share therein.

               (5) Redemption. (a) To the extent the Corporation shall have funds legally available for such payment, the Corporation may redeem at its option shares of Series A Preferred Stock, at any time in whole or from time to time in part, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

               (6) To the extent the Corporation shall have funds legally available for such payment, on May 2, 2007, if any shares of the Series A


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Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of the Series A Preferred Stock, at a redemption price of $100 per share in cash, together with accrued and unpaid dividends thereon to such date, without interest.








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